Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 33-44421 and 333-198409) on Form S-8 of Adtalem Global Education Inc. of our report dated June 24, 2021, relating to our audit of the financial statements and supplemental schedule of Adtalem Global Education Retirement Plan (f/k/a Adtalem Global Education Success Sharing Retirement Plan), which appears in this Annual Report on Form 11-K of Adtalem Global Education Retirement Plan for the year ended December 31, 2020.

/s/ RSM US LLP

Chicago, Illinois

June 24, 2021

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